Exhibit 4.4

                    	STANDSTILL AGREEMENT


AGREEMENT effective as of August 5, 1999 between McMoRan Exploration Co., a Delaware corporation (the "Company"), and Alpine Capital, L.P., Robert W. Bruce III, Algenpar, Inc., J. Taylor Crandall, Susan C. Bruce, Keystone, Inc., W.R. Cotham, Robert M. Bass, The Anne T. and Robert M. Bass Foundation, Anne T. Bass and The Robert Bruce Management Company, Inc. Defined Benefit Pension Trust (collectively, the "Stockholder").

                           ARTICLE 1
                          Definitions
Section 1.01. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement (the "Rights Agreement") dated as of November 13, 1998, as amended, between the Company and Mellon Securities Trust Company, as Rights Agent, has the meaning assigned to such term in the Rights Agreement. In addition, the terms listed below have the following meanings:

"Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company (other than an offer or proposal which if consummated would not result in a Person and its Affiliates and Associates owning in excess of the Threshold Percentage).

"SEC" means the Securities and Exchange Commission.

"Stockholder Group" means the Stockholder and its Affiliates and Associates.

                            ARTICLE 2
                Covenants of the Stockholder Group

Section 2.01. Certain Actions. Each member of the Stockholder Group will not, and will not permit any of its Affiliates or Associates to:

     	(a) 	make, or take any action to solicit, initiate or encourage, an
Acquisition Proposal;

     	(b) 	"solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange
Act) or written consent from any holder of Common Stock in connection with any vote on any matter, or agree or announce its intention to vote with any Person undertaking a "solicitation" or communicate with or seek to advise or influence any Person with respect to the voting of any Common Stock (in each case other than as recommended by the Board of Directors of the Company);

     	(c) 	form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Stock (other than with other members of the Stockholder Group);

     	(d) 	call or seek to have called any meeting of the stockholders of the Company; or

     	(e) 	instigate or encourage any third party to do any of the
foregoing.

Section 2.02. Voting Arrangements. To the extent that the Common Stock as to which the members of the Stockholder Group, taken together, have the right to vote or direct the vote represents in the aggregate 25% or more of the Common Stock then outstanding, the members of the Stockholder Group shall take all necessary action to vote or cause to be voted all of such shares in excess of 25% of the Common Stock then outstanding in accordance with the recommendation of the Board of Directors of the Company on all matters submitted to the stockholders of the Company for their approval. Each member of the Stockholder Group shall cause all Common Stock owned by such member of the Stockholder Group or as to which it has the right to vote or to direct the vote to be represented, in person or by proxy, at all meetings of holders of Common Stock of which such member of the Stockholder Group has actual notice, so that such Common Stock may be counted for the purpose of determining the presence of a quorum at such meetings.

                           ARTICLE 3
                         Effectiveness
Section 3.01. Effectiveness. The parties agree that this Agreement shall be effective at any time that the members of the Stockholder Group beneficially own 25% or more of the Common Stock then outstanding.

                           ARTICLE 4
                         Miscellaneous

Section 4.01. Specific Performance. Each member of the Stockholder Group agrees that any breach of any provision of this Agreement would irreparably injure the Company and that money damages would be an inadequate remedy therefor. Accordingly, such member of the Stockholder Group agrees that the Company shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which the Company is entitled at law or in equity.

Section 4.02. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

		if to the Company, to:

		McMoRan Exploration Co.
		1615 Poydras Street
		New Orleans, Louisiana 70112
		Attention: Secretary
		Fax No.: (504) 582-4491

		if to any member of the Stockholder Group, to:

		The Robert Bruce Management Co., Inc.
		P.O. Box 252
		96 Spring Street
		South Salem, NY 10590
		Attention: Robert W. Bruce III
		Fax No.: (914) 763-6079

	or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto.
Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 4.02.
Section 4.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each member of the Stockholder Group and the Company, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

	(b) 	No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that if the Company commences litigation in a court of competent jurisdiction against any member of the Stockholder Group in connection with an alleged breach of this Agreement by such member of the Stockholder Group and successfully establishes such a breach in such court, then the members of the Stockholder Group shall be jointly and severally liable for all out-of-pocket expenses, including, without limitation, the fees and expenses of counsel, incurred by the Company in connection with such litigation.

Section 4.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 4.06. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

Section 4.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              McMoRan EXPLORATION CO.

                              By:/s/ John G. Amato
	                                --------------------
                                 John G. Amato
	                                General Counsel


                              ALPINE CAPITAL, L.P.

                              By:/s/ Robert W. Bruce III
	                                -----------------------
                                 Robert W. Bruce III
                              	  Manager

                               /s/ Robert W. Bruce III
	                              -----------------------
                               ROBERT W. BRUCE III


                               ALGENPAR, INC.

                             By:/s/ J. Taylor Crandall
	                              -----------------------
                                J. Taylor Crandall
	                               President

                               /s/ J. Taylor Crandall
	                              ---------------------
                               J. TAYLOR CRANDALL

                               /s/ Susan C. Bruce
	                              -------------------
                               SUSAN C. BRUCE


                             KEYSTONE, INC.

                             By:/s/ W.R. Cotham
                                -------------------
                              	  W.R. Cotham
	                                Vice President

                               /s/ W.R.Cotham
	                              --------------------
                                W.R. COTHAM


                               Attorney-in-Fact for:

                               ROBERT M. BASS
                               THE ANNE T. AND ROBERT M. BASS
                                 FOUNDATION
                               ANNE T. BASS

                              THE ROBERT BRUCE MANAGEMENT
                              COMPANY, INC. DEFINED BENEFIT
                              PENSION TRUST

                              By:/s/ Robert W. Bruce III
                                 -----------------------
                                 Robert W. Bruce III
	                                Trustee